UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2011

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300-1055 West Hastings Street
Vancouver, BC		V6E 2E9
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code		(604) 681-7311

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

Foreign Private Placement

On October 10, 2011, Quantum Solar Power Corp. (the “Company”) issued 1,974,000 shares of its common stock at a price of $1.00 per share for total proceeds of $1,974,000. The issuance was completed pursuant to the provisions of Regulation S of the Securities Act of 1933 (the “Act”). The Company did not engage in a distribution in the United States. Each subscriber represented that they were not a "U.S. Person" as defined under Regulation S of the Act and were not acquiring the shares for the account or benefit of a U.S. Person.

The issuance represents a portion of Quantum’s previously announced $3,000,000 foreign private placement offering. Following the issuance of the shares, the Company’s board of directors elected to terminate the balance of the foreign private placement offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: October 12, 2011

By:	“Daryl Ehrmantraut”

Daryl Ehrmantraut
COO